                                                                      Exhibit 11

                         PENWEST, LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER-SHARE EARNINGS
                              Year Ended August 31

                                                      1995              1994               1993
                                                 --------------------------------------------------
PRIMARY:
--------
Net income                                          $7,217,000       $6,120,000       $6,315,000
                                                    ==========       ==========       ==========

Weighted average number of shares outstanding        6,745,566        6,828,400        6,932,860

Net effect of diluted stock options                    273,404          282,553          242,995
                                                    ----------       ----------       ----------
Weighted average common shares

     and equivalents outstanding                     7,018,970        7,110,953        7,175,855
                                                    ==========       ==========       ==========

Earnings per share:                                      $1.03            $0.86            $0.88
                                                         =====            =====            =====

FULLY DILUTED:

Net income                                          $7,217,000       $6,120,000       $6,315,000
                                                    ==========       ==========       ==========

Weighted average number of shares outstanding        6,745,566        6,828,400        6,783,654

Net effect of diluted stock options                    279,333          251,616          367,942
                                                    ----------       ----------       ----------
Weighted average common shares

     and equivalents outstanding                     7,024,899        7,080,016        7,151,596
                                                    ==========       ==========       ==========

Earnings per share:                                      $1.03            $0.86            $0.88
                                                         =====            =====            =====